Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen International Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,948,612         0.07             29,288,842        7.78


     Class B      195,350           0.04             5,859,153         7.59


     Class C      245,898            0.03             7,619,324         7.60


     Class I      16,265,507        0.10             175,986,654       7.82


     Class R      0                 0                33,208            7.64


     Evergreen Global Opportunities Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             4,812,679         20.35


     Class B      0                 0.00             1,592,544         17.83


     Class C      0                 0.00             1,097,056         17.91


     Class I      0                 0.00             47,184            20.70

















     Evergreen Global Leaders Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             7,176,962         14.07


     Class B      0                 0.00             4,330,395         13.27


     Class C      0                 0.00             2,233,492         13.24


     Class I      0                 0.00             359,561            14.40





     Evergreen Emerging Markets Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      353,757               0.13       2,774,970           11.92


     Class B      32,102            0.07             557,575           11.24


     Class C      53,920            0.08             847,611           11.22


     Class I      2,457,529         0.16             16,403,339        12.18








     Evergreen Precious Metals Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,414,305         0.92             6,074,689         27.32


     Class B      955,641           0.69             1,396,069         26.44


     Class C      2,110,647         0.78             2,966,050         26.30


     Class I      51,499            0.98             71,129            27.06